UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2021

Switch, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7135 S. Decatur Boulevard Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

(702) 444-4111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Interest Purchase Agreement

On May 3, 2021, Switch, Ltd. (“Switch”), a subsidiary of Switch, Inc. (the “Company”), entered into an Interest Purchase Agreement (the “Purchase Agreement”) with Data Foundry, Inc. (“Data Foundry”), Waterloo, Inc. (the “Seller”) and certain persons listed therein (collectively with the Seller, the “Sellers”) whereby, subject to the terms and conditions contained therein, Switch will acquire from the Sellers all of the equity interests of Data Foundry in exchange for cash consideration of $420,000,000, subject to customary adjustments at closing for closing working capital and other transaction matters (the “Transaction”). As part of the purchase price and concurrent with the closing of the Transaction, Switch has agreed to purchase from certain affiliates of the Sellers certain real property interests used in connection with Data Foundry’s operations (the “Real Property Purchase”).

Switch and the Sellers have agreed to customary representations, warranties and covenants in the Purchase Agreement. Switch will obtain representation and warranty insurance to cover, subject to certain limitations, certain losses resulting from potential breaches of Sellers’ representations and warranties made in the Purchase Agreement. The Sellers have also agreed to various covenants related to the conduct of Data Foundry, including, among others, an agreement to conduct and operate its business in the ordinary course consistent with past practice during the period prior to the closing of the Transaction, subject to certain limitations.

The completion of the Transaction is subject to closing conditions, including, among others, (i) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (ii) the closing of the Real Property Purchase, (iii) certain corporate restructuring of Data Foundry, including its conversion into a limited liability company, and (iv) the fulfillment of other customary closing conditions under the Purchase Agreement. The Purchase Agreement may be terminated by Switch, on the one hand, or Data Foundry, on the other hand, under certain circumstances, including if the Transaction is not consummated by July 31, 2021.

In connection with the entrance into the Purchase Agreement, Switch entered into agreements with certain Sellers containing, among other things, non-competition and non-solicitation provisions. Additionally, pursuant to the terms of the Purchase Agreement, at closing, Switch will enter into a Transition Services Agreement with an entity affiliated with the Sellers, pursuant to which, among other things, Switch will obtain the benefit of certain transitional services related to the current conduct of Data Foundry’s business.

The foregoing description of the Purchase Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties and qualified by disclosures not reflected in the text of the Purchase Agreement, and are not intended to provide factual, business, or financial information about the parties.

Item 2.02.	Results of Operations and Financial Condition

On May 3, 2021, the Company issued a press release announcing its entry into the Purchase Agreement and certain preliminary unaudited financial results for the quarter ended March 31, 2021. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Interest Purchase Agreement by and among Switch, Ltd., Data Foundry, Inc., Waterloo, Inc. and certain persons listed therein, dated as of May 3, 2021

99.1	Press Release dated May 3, 2021

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch, Inc.

Date: May 3, 2021	By:	/s/ Gabe Nacht
	Name:	Gabe Nacht
	Title:	Chief Financial Officer